INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Registration Statements No. 33-79010, No. 333-1268, No. 333-09785, No. 333-35507 and No. 333-35505 of
OrthoLogic Corp. on Form S-8 and Registration Statements No. 33-82050 and No. 333-1558 of OrthoLogic Corp. on Form S-3 of our report dated January 29, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of OrthoLogic Corp. for the year ended December 31, 1997.




DELOITTE & TOUCHE LLP
Phoenix, Arizona

March 27, 1998